Exhibit 5.1
[Letterhead of Wilmer Cutler Pickering Hale and Dorr LLP]
May 8, 2006
Dean Foods Company
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
Re:     Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to you in connection with post-effective amendment no. 1 to the registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about May 8, 2006 (such registration statement, as so amended, being hereinafter collectively referred to as the “Registration Statement”) for the registration of an unlimited amount of debt securities (“Debt Securities”) of Dean Foods Company, a Delaware corporation (the “Company”).
     We are acting as counsel for the Company in connection with the Registration Statement relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of the Debt Securities. The Debt Securities will be offered pursuant to an indenture (the “Indenture”) to be entered into between the Company, the Guarantors (as defined below) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Debt Securities will be fully and unconditionally guaranteed (the “Guarantees”) by those subsidiaries of the Company (each individually a “Guarantor” and collectively the “Guarantors”), from time to time party to the Amended and Restated Credit Agreement, dated as of August 13, 2004, among the Company, the Guarantors, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Harris Trust and Savings Bank, SunTrust Bank and the lenders party to the Credit Agreement, as amended, and as it may be amended or restated from time to time. The term “Securities” as used herein shall mean the Debt Securities and the related Guarantees.
     We have examined and relied upon the Registration Statement and the form of Indenture included as an exhibit to the Registration Statement. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents as we deem necessary for the opinions hereinafter expressed.

Dean Foods Company
May 8, 2006

     In our examination of the foregoing documents, we have assumed the completeness of all corporate records provided to us, the genuineness of all signatures, the legal capacity of each individual signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.
     In rendering the opinions set forth below, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by all requisite action, corporate or other, by the Company and the Guarantors; (ii) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, (iii) the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us and will be a valid and binding obligation of the Trustee; and (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed the due authentication of the Securities by the Trustee, that there will not have occurred, prior to the date of issuance of any Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of any Securities, the Boards of Directors and Boards of Managers, as applicable, of the Company and the Guarantors (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors or Board of Managers, as the case may be) have not taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
     We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company or the Guarantors of the Indenture or the Securities or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.
     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Dean Foods Company
May 8, 2006

     Based upon and subject to the foregoing, we are of the opinion that:
     1. The Indenture, when duly executed and delivered by the Company and the Guarantors, as the case may be, will constitute the valid and binding agreement of the Company and the Guarantors, as the case may, enforceable against the Company and the Guarantors, as the case may be, in accordance with its terms.
     2. When (i) the Indenture has been duly executed and delivered by the Company and the Guarantors, (ii) the final terms of the Debt Securities and the Guarantees and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the final terms of the Debt Securities and Guarantees have been duly authorized and established by all requisite action, corporate or other, by the Company and the Guarantors; and (iv) such Debt Securities and Guarantees have been duly executed by the Company and the Guarantors, as the case may be, and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, subject to the final terms of the Debt Securities and Guarantees being in compliance with then applicable law, the Debt Securities and Guarantees will constitute valid and binding obligations of the Company and the Guarantors, as the case may be, enforceable against the Company and the Guarantors, as the case may be, in accordance with their terms.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Dean Foods Company
May 8, 2006

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner